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                                                                   Exhibit 24.3


Engineers & Contractors
ROBERTS & SCHAEFER COMPANY                         WESTERN OPERATION
                                                      5225 WILEY POST WAY #300
                                                      SALT LAKE CITY, UTAH 84116
                                                      PHONE (801) 364-0900
                                                      FAX (801) 364-0909


March 19, 1996
6263-008


Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401

Ref:     Letter of Consent
         Briggs Gold Project Feasibility Study


Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statements of Canyon Resources Corporation (the "Company"), on Form S-8 (File No. 33-37306); Form S-3 (File No. 33-34560); Form S-3 (File No. 33-45909); and
Form S-3 (File No. 33-65028), of our reports entitled "Fatal Flaw Review of the Briggs Gold Project Feasibility Study" and "Briggs Gold Project Feasibility Study - Volume 1 - Executive Summary", both dated February 1994, as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.


Sincerely,
Roberts & Schaefer Company



/s/ Brian C. Petersen
- ---------------------
Brian C. Petersen
Manager -- Western Operations



cc:  File 6263-C1